Exhibit 1.01

CONFLICT MINERALS REPORT OF

ZEBRA TECHNOLOGIES CORPORATION

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2020

I.	Introduction

In accordance in all material respects with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”), Zebra undertook efforts to determine whether the necessary Conflict Minerals in our products were or were not “DRC conflict free.” This is the Conflict Minerals Report of Zebra Technologies Corporation (“Zebra”, the “Company”, “our” or “we”) for calendar year 2020 (excepting Conflict Minerals1 that, prior to January 31, 2020, were located outside of the supply chain) in accordance in all material respects with Rule 13p-1 (the “Report”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Specialized Disclosure Form (“Form SD”) and the reader is referred to those sources, as well as, to Release No. 34-67716 (August 22, 2012) of the Act (the “Adopting Release”) for such definitions.

The statements below are based on the due diligence activities performed to date and in good faith by Zebra and are based on the information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters in responding to information requests, incomplete information from industry or other third-party sources, and continuing guidance regarding the SEC final rules.

II.	Zebra’s Manufacturing and Outsourcing Description

Zebra is a global leader providing Enterprise Asset Intelligence (“EAI”) solutions in the Automatic Identification and Data Capture (“AIDC”) industry. The AIDC market consists of mobile computing, data capture, radio frequency identification devices (“RFID”), barcode printing, and other automation products and services. The Company’s solutions are proven to help our customers and end-users achieve their critical business objectives, including improved operational efficiency, optimized workflows, increased asset utilization, improved regulatory compliance, and better customer experiences.

We design, manufacture, and sell a broad range of AIDC products, including: mobile computers, barcode scanners and imagers, RFID readers, specialty printers for barcode labeling and personal identification, real-time location systems (“RTLS”), related accessories and supplies, such as labels and other consumables, and software applications. We also provide a full range of services, including maintenance, technical support, repair, managed and professional services, including cloud-based subscriptions.

[1]

The term “Conflict Mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives (collectively referred to as “3TG”).

Final assembly of our hardware products is performed by third-parties, including electronics manufacturing services companies (“EMSs”) and joint design manufacturers (“JDMs”). Our products are currently produced in facilities primarily located in the Asia-Pacific region, including China, Taiwan, Vietnam, and Malaysia, as well as Mexico and Brazil. In 2020, we completed our efforts to diversify our product sourcing footprint by establishing production in Taiwan, Vietnam, and Malaysia and reducing reliance on Chinese-based manufacturing.

The EMSs and JDMs produce our products to our design specifications. We maintain control over portions of the supply chain, including supplier selection and price negotiations for key components. The manufacturers purchase the components and subassemblies used in the production of our products. Our products are shipped to regional distribution centers, operated by third-party logistics providers or by Zebra. A portion of products are reconfigured at the distribution centers through firmware downloads, packaging, and customer specific customization before they are shipped to customers. In addition, certain products are manufactured in accordance with procurement regulations and various international trade agreements and remain eligible for sale to the U.S. government. Production facilities for our supplies products are located in the U.S. and Western Europe. We also supplement our in-house production capabilities with third-party manufacturers, principally located in Asia-Pacific. Repair services for our products are performed by either our own operations or through third-parties, with repair service hubs located in each of the regions in which we serve our customers.

III.	Zebra’s Product Description

Acquisitions

Reflexis: On September 1, 2020, the Company acquired Reflexis Systems, Inc. (“Reflexis”). Reflexis is a provider of task and workforce management, execution, and communication solutions for customers in the retail, food service, hospitality, and banking industries. Through its acquisition of Reflexis, the Company intends to enhance its solution offerings to customers in those industries by combining Reflexis’ platform with its existing software solutions and EVM products.

Cortexica - On November 5, 2019, the Company acquired Cortexica Vision Systems Limited (“Cortexica”). Cortexica is a provider of computer vision-based artificial intelligence solutions primarily serving the retail industry, expanding upon the Company’s initiative to advance our solutions offerings.

Profitect - On May 31, 2019, the Company acquired Profitect, Inc. (“Profitect”). The Profitect business is a provider of prescriptive analytics primarily serving the retail industry. In acquiring Profitect, the Company seeks to enhance its existing software solutions within the retail industry, with possible future applications in other industries.

Temptime - On February 21, 2019, the Company acquired Temptime Corporation (“Temptime”). The Temptime business is a developer and manufacturer of temperature-monitoring labels and devices. The Company intends to expand Temptime’s product offerings within the healthcare industry, with possible future applications in other industries involving temperature-sensitive products.

Xplore - On August 14, 2018, the Company acquired all outstanding equity interests of Xplore Technologies Corporation (“Xplore”). The Xplore business designs, integrates, markets and sells rugged tablets that are primarily used by industrial, government, and field service organizations. The acquisition of Xplore is intended to expand the Company’s portfolio of mobile computing devices to serve a wider range of customers.

Enterprise Business - In October of 2014, Zebra acquired the Enterprise business (“Enterprise”) from Motorola Solutions, Inc. (“MSI”), excluding its iDEN, or Integrated Digital Enhanced Network Business. The Enterprise products include rugged and enterprise-grade mobile computers, barcode scanners and RFID readers, WLAN solutions, and accessories, software and services that are associated with these products.

Operations

Zebra’s operations consist of two reportable segments: (1) Asset Intelligence & Tracking (“AIT”), primarily comprised of barcode and card printing, supplies, services, location solutions, and retail solutions; and (2) Enterprise Visibility & Mobility (“EVM”), primarily comprised of mobile computing, data capture, RFID, services and solutions.

Asset Intelligence & Tracking

Barcode and Card Printing: Zebra designs, manufactures, and sells printers, which produce high-quality labels, wristbands, tickets, receipts, and plastic cards on demand. Our customers use our printers in a wide range of applications, including routing and tracking, patient safety, transaction processing, personal identification, and product authentication. These applications require high levels of data accuracy, speed, and reliability. They also include specialty printing for receipts and tickets for improved customer service and productivity gains. Plastic cards are used for secure, reliable personal identification (e.g. state identification cards, drivers’ licenses, and healthcare identification cards), access control (e.g. employee or student building access), and financial transactions (e.g. credit, debit and ATM cards). Our RFID printers and encoders are used to print and encode passive RFID labels. We offer a wide range of accessories and options for our printers, including vehicle mounts and battery chargers.

Supplies: Zebra produces and sells stock and customized thermal labels, receipts, ribbons, plastic cards, and RFID tags suitable for use with our printers, and also wristbands, which can be imaged in most commercial laser printers. We support our printing products, resellers, and end-users with an extensive line of superior quality, high-performance supplies optimized to a particular end-user’s needs. We promote the use of supplies with our printing equipment. Our supplies business also includes temperature-monitoring labels primarily used in vaccine distribution, as well as self-laminating wristbands for use in laser printers.

Services: Zebra provides a full range of maintenance, technical support, and repair services. We also provide managed and professional services, including those which help customers manage their devices and related software applications. Our offerings include cloud-based subscriptions and multiple service levels. They are typically contracted through multi-year service agreements. We provide our services directly and through our global network of partners.

Location Solutions: Zebra offers a range of RTLS and services which incorporate active and passive RFID and other tracking technologies to enable users to locate, track, manage, and optimize the utilization of enterprise assets and personnel. We provide substantially all elements of the location solution, including tags, sensors, exciters, middleware software, and application software. Our location solutions are deployed primarily in manufacturing, aerospace, transportation and logistics, sports, and healthcare industries.

Retail Solutions: Zebra provides a range of physical inventory management solutions with application in the retail industry, including solutions for full store physical inventories, cycle counts, and analytics. These solutions include the use of barcode scanners or RFID readers, along with connected software.

Enterprise Visibility & Mobility

Mobile Computing: Zebra designs, manufactures, and sells rugged and enterprise-grade mobile computing products and accessories in a variety of specialized form factors and designs to meet a wide variety of enterprise applications. Industrial applications include inventory management in warehouses and distribution centers; field mobility applications include field service, post and parcel, and direct store delivery; and retail and customer facing applications include e-commerce, omnichannel, mobile point of sale, inventory look-up, staff collaboration, and analytics. Our products primarily incorporate the Android™ operating system and support local-area and wide-area voice and data communications. Our mobile computing products often incorporate barcode scanning, global position system and RFID features, and other sensory capabilities. We also provide related software tools, utilities, and applications.

Data Capture and RFID: Zebra designs, manufactures, and sells barcode scanners, image capture devices, and RFID readers. Our portfolio of barcode scanners includes laser scanning and imager products and form factors, including fixed, handheld, and embedded original equipment manufacturer (“OEM”) modules. The Company’s data capture products capture business-critical information by decoding barcodes and images and transmitting the resulting data to enterprise systems for analysis and timely decision making. Common applications include asset identification and tracking and workflow management in a variety of industries, including retail, transportation and logistics, manufacturing, and healthcare. Our RFID line of data capture products is focused on ultra-high frequency (“UHF”) technology. These RFID devices comply with the electronic product code (“EPC”) global Generation 2 UHF standard and similar standards around the world. We also provide related accessories.

Services: Zebra provides a full range of maintenance, technical support, and repair services. We also provide managed and professional services that, among other things, help customers design, test, and deploy our solutions as well as manage their mobility devices, software applications and workflows. Our offerings include cloud-based subscriptions and multiple service levels, which are typically contracted through multi-year service agreements. We provide our services directly and through our global network of partners.

Workflow optimization solutions: Zebra provides a portfolio of software-based solutions that help our customers analyze and act on data in real time, improving the agility and productivity of key operational workflows. Our portfolio of offerings includes workforce management solutions, workflow execution and task management solutions; prescriptive analytics solutions; as well as communications and collaboration solutions. Our primary focus is on frontline workers in Zebra’s core customer segments, including retail, transportation and logistics, and healthcare. Our offerings include cloud-based subscriptions with multiple service levels, which are typically contracted through multi-period service agreements. We sell and deliver our offerings both directly and through a set of systems integrators and other channel partners.

IV.	Zebra’s Due Diligence Process

Zebra’s Conflict Minerals Report relates to the diligence process undertaken for Zebra products that were manufactured, or contracted to be manufactured on behalf of Zebra, during calendar 2020. Zebra’s process to exercise due diligence and to determine country of origin was based on the following approach:

1)	Identification of Zebra products that contain 3TG metals necessary to the functionality or production of said products;

2)	Collection and review of supplier conflict minerals reports for completeness and accuracy;

3)	Evaluation and verification of the collected data, including smelter information reported from each source; and

4)	Review and report results.

Zebra supports an industry initiative which audits the due diligence activities the smelters and refiners: that industry initiative is the Responsible Minerals Initiative (the “RMI”), which was formerly known as the Conflict-Free Sourcing Initiative (“CFSI”), organized and operating under the auspices of the Responsible Business Alliance (“RBA”) [formerly known as Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”)].

The RMI provides companies with tools and resources to make sourcing decisions that improve regulatory compliance and support responsible sourcing from conflict-affected and high-risk areas. The RMI designed and manages the Responsible Minerals Assurance Process (“RMAP”), formerly the Conflict-Free Smelter Program (“CFSP”), to identify the smelters that process 3TG and to independently audit those smelters to certify those whose operations are conformant with the RMI RMAP audit protocol. The data on which we relied for certain statements in our Conflict Minerals Report was obtained through our membership in RMI using the Reasonable Country of Origin Inquiry report for members—-Zebra’s RMI member code for 2020 reporting is V472021-3-26-ZKXB.

The Zebra collection and diligence process utilized the RMI “Conflict Minerals Reporting Template (“CMRT”)”, which is the standardized reporting tool that facilitates the collection and transfer of information through the supply chain regarding mineral country of origin and the smelters and refiners being utilized. Throughout the data collection process for the 2020 reporting year, Zebra continued to utilize the latest version of the CMRT during our due diligence process, CMRT v6.01, which published in May of 2020.

The following steps were taken as part of our overall risk assessment process:

•

Identify in-scope products – Zebra utilized a cross-functional team of employees to review the categories of products that we sell to determine the products that are in-scope as described in the Adopting Release. Through this analysis, Zebra Procurement identified 238 active suppliers comprising approximately 99.3% of Zebra’s 2020 spend on component parts supplied and used in the manufacture of Zebra products during 2020.

•

Conduct Reasonable Country of Origin Inquiry (“RCOI”) – Zebra procures its components from a variety of suppliers around the world, and we rely on our direct suppliers to provide information on the source of the 3TG materials contained in components and products supplied to Zebra—including sources of 3TG that are supplied to them from upstream suppliers. As part of the RCOI, Zebra utilized the industry developed CMRT survey tool, which requests suppliers to identify the 3TG in their products; report information about the sources of the 3TG; and provide other information that is used to assess whether they are potentially sourcing from smelters or refiners known to directly or indirectly support conflict in the Covered Countries.

We conducted our data collection by approaching suppliers directly to request completion of the currently available CMRT and asked them to submit the data to us by the 2020 year-end. In total, Zebra collected and reviewed 3TG information for 232 unique suppliers representing 99% of our total spend during 2020 [six (6) suppliers failed to respond to Zebra’s direct request]. We have reviewed CMRT declarations for completeness and consistency and used the RMI smelter/refinery database tool (RBA SOR Master formerly known as CM Master), updated monthly, for smelter validation. Additionally, we used an independent research of public domain information to determine non-certified smelters’ potential risk.

•

Identify smelters/refiners – For 2020, Zebra’s suppliers identified 338 smelters or refiners in their CMRT survey responses. In finalizing our data analysis, we relied upon the RMI RCOI table for RMI members-only data for certified conflict-free smelters or refiners; RMI due diligence library; RBA SOR Master, which was updated monthly; and our independent research of NGO sites and publicly available information for smelter validation. We evaluated the reported smelters and refiners against the list of smelters and refiners listed on the RMI’s Standard Smelter List as having valid smelting or refining operations, and against the list of smelter facilities designated as “conformant” by the RMI’s independent third-party smelter audit program or the equivalent certifying bodies such as London Bullion Market Association (the “LBMA”) and the Responsible Jewelry Council (the “RJC”); and based upon these reviews, 268 or 80% of reported smelters or refiners are either certified as conformant or are engaged in the RMI RMAP, and a total of 70 smelters or refiners and recyclers are not considered “conformant”.

Based on the information received from our suppliers through Zebra’s diligence process, some information provided by our suppliers was unverifiable or incomplete and as such, we are unable to verify with certainty the source and chain of custody of all 3TGs used in our products. Please see the facilities listed in Table 1 to this Report for the list of facilities that have been reported as the source of 3TGs used in the manufacturing of Zebra products during the 2020 reporting year.

We have consolidated the results of Zebra’s due diligence on the 3TG used in Zebra’s in-scope products, and said results are summarized in the below table:

Smelters*	Tantalum	Tin	Tungsten	Gold	Totals
Number of smelters reported	38	79	50	171	338
Number of smelters listed as conformant (passed Audit by RMI, LBMA, RJC)	38	67	47	116	268

*

The table represents those smelters and refiners disclosed by our suppliers that are listed on the RMI’s Standard Smelter List as having valid smelting or refining operations in 2020, and those which are listed as being certified as conformant or engaged in RMAP, based upon the information available on the RMI’s website (http://www.responsiblemineralsinitiative.org/ ).

V.	Conflict Minerals Report

After conducting a reasonable country of origin inquiry and our supply chain due diligence assessment, Zebra has been unable to determine whether sourcing of 3TG metals used in its products directly or indirectly contributed to armed conflicts in the Covered Countries. Accordingly, this Conflict Minerals Report has been filed with the SEC and is publicly available on Zebra’s website under “AboutZebra”/“Compliance”/“ConflictMineralsDisclosureReport” found on Zebra’s website at https://www.zebra.com/us/en/about-zebra/company-information/compliance/products-and-materials-compliance.html.

•	Product Determination

As a result of Zebra’s diligence efforts, we have concluded that as of December 31, 2020, our products are not considered to be “DRC conflict free” (as defined). Zebra is making this determination because we have concluded in good faith that during 2020, we do not have sufficient information from suppliers or other sources to conclude at this time whether the necessary conflict minerals for in-scope products are in fact DRC conflict free.

VI.	Steps to Improve Due Diligence

Zebra expects that the amount of information globally on the traceability and sourcing of Conflict Minerals will continue to increase and this will enable Zebra to continue to make informed decisions regarding its supply chain. Zebra will continue to evaluate its diligence process and work to improve the diligence conducted to help reduce the risk that our necessary Conflict Minerals do not directly or indirectly benefit armed groups in the DRC and Covered Countries.

Zebra’s diligence of its suppliers remains ongoing, and we continue to work to collect accurate and complete responses from our suppliers through the continued use of tools like the Conflict Minerals Reporting Template. Zebra will also review and test its supplier responses against the information collected via independent conflict free smelter validation programs such as the Responsible Minerals Initiative.

Finally, Zebra will continue to monitor changes in circumstances that may impact our determination under the Act.

VII.	Independent Private Sector Audit

As Zebra has not described any of its products as “DRC conflict free” in this Report, and pursuant to the Act, an audit is not required for calendar year 2020.

Table 1

SMELTERS CURRENTLY CERTIFIED AS CONFORMANT BY RMI OR EQUIVALENT ORGANIZATION (LBMA, RJC)

This list contains certified conformant smelters reported by Zebra suppliers using 2020 RMI Conflict Minerals Reporting Templates v6.01.

Metal	Smelter	Smelter ID	Country Location
Gold	8853 S.p.A.	CID002763	ITALY

Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA

Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN

Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL

Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND

Gold	Asahi Pretec Corp.	CID000082	JAPAN

Gold	Asahi Refining Canada Ltd.	CID000924	CANADA

Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA

Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN

Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA

Gold	Aurubis AG	CID000113	GERMANY

Gold	Bangalore Refinery	CID002863	INDIA

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES

Gold	Boliden AB	CID000157	SWEDEN

Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY

Gold	CCR Refinery—Glencore Canada Corporation	CID000185	CANADA

Gold	Cendres + Metaux S.A.	CID000189	SWITZERLAND

Gold	Chimet S.p.A.	CID000233	ITALY

Gold	Chugai Mining	CID000264	JAPAN

Gold	DODUCO Contacts and Refining GmbH	CID000362	GERMANY

Gold	Dowa	CID000401	JAPAN

Gold	DS PRETECH Co., Ltd.	CID003195	KOREA, REPUBLIC OF

Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF

Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN

Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES

Gold	Geib Refining Corporation	CID002459	UNITED STATES OF AMERICA

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA

Gold	LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF

Gold	Heimerle + Meule GmbH	CID000694	GERMANY

Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN

Gold	Istanbul Gold Refinery	CID000814	TURKEY

Gold	Italpreziosi	CID002765	ITALY

Metal	Smelter	Smelter ID	Country Location
Gold	Japan Mint	CID000823	JAPAN

Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA

Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN

Gold	Kazzinc	CID000957	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA

Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND

Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN

Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN

Gold	L’Orfebre S.A.	CID002762	ANDORRA

Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF

Gold	Marsam Metals	CID002606	BRAZIL

Gold	Materion	CID001113	UNITED STATES OF AMERICA

Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA

Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE

Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA

Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND

Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO

Gold	Mitsubishi Materials Corporation	CID001188	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN

Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA

Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY

Gold	Nihon Material Co., Ltd.	CID001259	JAPAN

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA

Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION

Gold	PAMP S.A.	CID001352	SWITZERLAND

Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE

Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA

Gold	PX Precinox S.A.	CID001498	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA

Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS

Gold	Royal Canadian Mint	CID001534	CANADA

Gold	SAAMP	CID002761	FRANCE

Gold	Safimet S.p.A	CID002973	ITALY

Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF

Metal	Smelter	Smelter ID	Country Location
Gold	SAXONIA Edelmetalle GmbH	CID002777	GERMANY

Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA

Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN, PROVINCE OF CHINA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA

Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN

Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF

Gold	T.C.A S.p.A	CID002580	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA

Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN

Gold	Torecom	CID001955	KOREA, REPUBLIC OF

Gold	Umicore Precious Metals Thailand	CID002314	THAILAND

Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM

Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA

Gold	Valcambi S.A.	CID002003	SWITZERLAND

Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA

Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY

Gold	Yamakin Co., Ltd.	CID002100	JAPAN

Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA

Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA

Gold	Great Wall Precious Metals Co,. LTD.	CID001909	CHINA

Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN

Gold	SAFINA A.S.	CID002290	CZECHIA

Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN

Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN

Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN

Gold	Augmont Enterprises Private Limited	CID003461	INDIA

Gold	C.I Metales Procesados Industriales SAS	CID003421	COLOMBIA

Gold	International Precious Metal Refiners	CID002562	UNITED ARAB EMIRATES

Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA

Gold	Metallix Refining Inc.	CID003557	UNITED STATES OF AMERICA

Gold	Alexy Metals	CID003500	UNITED STATES OF AMERICA

Tantalum	Asaka Riken Co., Ltd.	CID000092	JAPAN

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA

Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA

Tantalum	Exotech Inc.	CID000456	UNITED STATES OF AMERICA

Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA

Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA

Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN

Metal	Smelter	Smelter ID	Country Location
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA

Tantalum	H.C. Starck Co., Ltd.	CID002544	THAILAND

Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY

Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Ltd.	CID002549	JAPAN

Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY

Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA

Tantalum	KEMET Blue Metals	CID002539	MEXICO

Tantalum	LSM Brasil S.A.	CID001076	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA

Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL

Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA

Tantalum	NPM Silmet AS	CID001200	ESTONIA

Tantalum	PRG Dooel	CID002847	NORTH MACEDONIA, REPUBLIC OF

Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA

Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA

Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION

Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN

Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA

Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	CHINA

Tin	Alpha	CID000292	UNITED STATES OF AMERICA

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA

Tin	China Tin Group Co., Ltd.	CID001070	CHINA

Tin	Dowa	CID000402	JAPAN

Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Fenix Metals	CID000468	POLAND

Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA

Metal	Smelter	Smelter ID	Country Location
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	CHINA

Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA

Tin	Ma’anshan Weitai Tin Co., Ltd.	CID003379	CHINA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	BRAZIL

Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA

Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL

Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA

Tin	Metallo Belgium N.V.	CID002773	BELGIUM

Tin	Metallo Spain S.L.U.	CID002774	SPAIN

Tin	Mineracao Taboca S.A.	CID001173	BRAZIL

Tin	Minsur	CID001182	PERU

Tin	Mitsubishi Materials Corporation	CID001191	JAPAN

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND

Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES

Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)

Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA

Tin	PT Mitra Stania Prima	CID001453	INDONESIA

Tin	PT Refined Bangka Tin	CID001460	INDONESIA

Tin	PT Timah Tbk Kundur	CID001477	INDONESIA

Tin	PT Timah Tbk Mentok	CID001482	INDONESIA

Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL

Tin	Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA

Tin	Soft Metais Ltda.	CID001758	BRAZIL

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	VIET NAM

Tin	Thaisarco	CID001898	THAILAND

Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA

Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA

Tin	Yunnan Tin Company Limited	CID002180	CHINA

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA

Tin	PT Menara Cipta Mulia	CID002835	INDONESIA

Tin	PT Prima Timah Utama	CID001458	INDONESIA

Tin	PT Bukit Timah	CID001428	INDONESIA

Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA

Tin	PT Babel Inti Perkasa	CID001402	INDONESIA

Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA

Tin	CV Ayi Jaya	CID002570	INDONESIA

Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA

Tin	CV Tiga Sekawan	CID002593	INDONESIA

Metal	Smelter	Smelter ID	Country Location
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA

Tin	PT Lautan Harmonis Sejahtera	CID002870	INDONESIA

Tin	PT Bangka Serumpun	CID003205	INDONESIA

Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	CHINA

Tin	PT Babel Surya Alam Lestari	CID001406	INDONESIA

Tin	PT Rajawali Rimba Perkasa	CID003381	INDONESIA

Tin	Estanho de Rondônia S.A.	CID000448	BRAZIL

Tin	Super Ligas	CID002756	BRAZIL

Tin	Luna Smelter, Ltd.	CID003387	RWANDA

Tin	Novosibirsk Processing Plant Ltd.	CID001305	RUSSIAN FEDERATION

Tin	PT Pelat Timah Nusantara Tbk	CID001486	INDONESIA

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	BRAZIL

Tin	CRM Synergies	CID003524	SPAIN

Tungsten	A.L.M.T. Corp.	CID000004	JAPAN

Tungsten	ACL Metais Eireli	CID002833	BRAZIL

Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIET NAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA

Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES OF AMERICA

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA

Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY

Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA

Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION

Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA

Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA

Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA

Tungsten	KGETS Co., Ltd.	CID003388	KOREA, REPUBLIC OF

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA

Tungsten	Moliren Ltd.	CID002845	RUSSIAN FEDERATION

Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543	VIET NAM

Metal	Smelter	Smelter ID	Country Location
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA

Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	VIET NAM

Tungsten	Unecha Refractory metals plant	CID002724	RUSSIAN FEDERATION

Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA

Tungsten	Woltech Korea Co., Ltd.	CID002843	KOREA, REPUBLIC OF

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	CHINA

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	CHINA

Tungsten	Lianyou Metals Co., Ltd.	CID003407	TAIWAN, PROVINCE OF CHINA

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	CHINA

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	CID003408	RUSSIAN FEDERATION

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	BRAZIL

Tungsten	Cronimet Brasil Ltda	CID003468	BRAZIL

Tungsten	NPP Tyazhmetprom LLC	CID003416	RUSSIAN FEDERATION

Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	CHINA

Tungsten	Artek LLC	CID003553	RUSSIAN FEDERATION

NOT CERTIFIED AS CONFORMANT

Metal	Smelter	Smelter ID	Country Location
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA

Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA

Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CID001947	CHINA

Gold	Caridad	CID000180	MEXICO

Gold	CGR Metalloys Pvt Ltd.	CID003382	INDIA

Gold	CHALCO Yunnan Copper Co. Ltd.	CID000197	CHINA

Gold	DEGUSSA	CID002867	GERMANY

Gold	Dijllah Gold Refinery FZC	CID003348	UNITED ARAB EMIRATES

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	INDIA

Gold	Guangdong Gaoyao Co	CID002312	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA

Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	CHINA

Gold	HwaSeong CJ CO., LTD.	CID000778	KOREA, REPUBLIC OF

Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN

Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RUSSIAN FEDERATION

Gold	L’azurde Company For Jewelry	CID001032	SAUDI ARABIA

Gold	LinBao Gold Mining	CID001056	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA

Gold	Modeltech Sdn Bhd	CID002857	MALAYSIA

Gold	Morris and Watson	CID002282	NEW ZEALAND

Gold	NH Recytech Company	CID003189	KOREA, REPUBLIC OF

Gold	Pease & Curren	CID002872	UNITED STATES OF AMERICA

Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA

Gold	QG Refining, LLC	CID003324	UNITED STATES OF AMERICA

Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	CHINA

Gold	Sabin Metal Corp.	CID001546	UNITED STATES OF AMERICA

Gold	Sai Refinery	CID002853	INDIA

Gold	Samwon Metals Corp.	CID001562	KOREA, REPUBLIC OF

Gold	Shandong Humon Smelting Co., Ltd.	CID002525	CHINA

Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CID001619	CHINA

Gold	Sovereign Metals	CID003383	INDIA

Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	LITHUANIA

Gold	Gold Coast Refinery	CID003186	GHANA

Gold	JALAN & Company	CID002893	INDIA

Gold	Kundan Care Products Ltd.	CID003463	INDIA

Gold	Shirpur Gold Refinery Ltd.	CID002588	INDIA

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY

Gold	Fujairah Gold FZC	CID002584	UNITED ARAB EMIRATES

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION

Metal	Smelter	Smelter ID	Country Location
Gold	K.A. Rasmussen	CID003497	NORWAY

Gold	Kaloti Precious Metals	CID002563	UNITED ARAB EMIRATES

Gold	Sudan Gold Refinery	CID002567	SUDAN

Gold	Industrial Refining Company	CID002587	BELGIUM

Gold	Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	CHINA

Gold	African Gold Refinery	CID003185	UGANDA

Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	COLOMBIA

Gold	MD Overseas	CID003548	INDIA

Gold	Sellem Industries Ltd.	CID003540	MAURITANIA

Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	INDIA

Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	INDIA

Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	INDIA

Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	INDIA

Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIET NAM

Tin	Modeltech Sdn Bhd	CID002858	MALAYSIA

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	VIET NAM

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIET NAM

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIET NAM

Tin	Pongpipat Company Limited	CID003208	MYANMAR

Tin	PT Mitra Sukses Globalindo	CID003449	INDONESIA

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	CHINA

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	CHINA

Tin	Precious Minerals and Smelting Limited	CID003409	INDIA

Tin	VQB Mineral and Trading Group JSC	CID002015	VIET NAM

Tin	PT Cipta Persada Mulia	CID002696	INDONESIA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313	CHINA

Tungsten	GEM Co., Ltd.	CID003417	CHINA

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	CHINA